Exhibit 99.06

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MONEYGRAM INTERNATIONAL INCREASES QUARTERLY DIVIDEND

Minneapolis, Minn., November 17, 2005 – The board of directors of MoneyGram International (NYSE:MGI) today approved a fourfold increase in the company’s quarterly dividend rate. The quarterly cash dividend will be increased to $0.04 per common share from $0.01 per common share and is payable on January 3, 2006 to stockholders of record at the close of business on December 15, 2005. Any future dividends are at the discretion, and subject to the approval, of the company’s board of directors.

Phil Milne, chief executive officer and president, said, “Our business generates strong cash flows which gives us the flexibility to enhance stockholder returns. While we continue to actively invest in the business, we remain focused on the effective use of cash for generating stable, long term growth and stockholder value.”

About MoneyGram International, Inc.

MoneyGram International, Inc., (NYSE:MGI) is a leading global payment services company and S&P MidCap 400 company. The company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram has approximately 84,000 money transfer agent locations worldwide in 170 countries.

Cautionary Information Regarding Forward-Looking Statements

The statements contained in this press release regarding the business of MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) fluctuations in interest rates that may materially affect revenue derived from investment of funds received from the sale of payment instruments and commissions paid to financial institution customers; (b) material changes in the market value of securities we hold; (c) material changes in our need for and the availability of liquid assets; (d) successful management of the credit and fraud risks of retail agents, and the credit risk related to our investment portfolio; (e) continued growth rates approximating recent levels for consumer money transfer transactions and other payment product markets; (f) renewal of material retail agent and financial institution customer contracts, or loss of business from significant agents or customers; (g) technological and competitive changes in the payment services industry; (h) timely and successful implementation of new and/or improved technology, delivery methods, and product offerings including pre-paid debit/stored value cards and new bill payment services; (i) changes in laws, regulations or other industry practices and standards which may require significant systems redevelopment, reduce the market for or value of the company’s products or services or render products or services less profitable or obsolete; (j) continued political stability in countries in which MoneyGram has material agent relationships; (k) material lawsuits or investigations; (l) catastrophic events that could materially adversely impact operating facilities, communication systems and technology of MoneyGram, its clearing banks or major customers, or that may have a material adverse impact on current economic conditions or levels of consumer spending; (m) material breach of security of any of our systems; (n) our ability to comply with the requirements of Sarbanes-Oxley Section 404 regarding the effectiveness of internal controls; (o) potential patent liability for intellectual property related to our development of new and enhanced products and services and (p) other factors more fully discussed in MoneyGram’s filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results. These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

CONTACT:
MoneyGram International, Inc., Minneapolis, MN
Investor Relations:
Tim Gallaher, 952-591-3840
ir@moneygram.com